UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

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                              HERCULES INCORPORATED
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        HERCULES SPECIAL COMMITTEE APPROVES AMENDMENT TO ELECTION BY-LAW


WILMINGTON, DE, JULY 7, 2003 - Hercules Incorporated (NYSE: HPC) today announced that the Special Committee of the Company's Board of Directors has approved amending the Company's by-laws so that directors will be elected by plurality vote. The amendment to the by-laws will eliminate the prior requirement for election that directors receive a majority vote of all issued and outstanding shares of Hercules common stock entitled to vote.

While the Special Committee believes that the original by-law provision is appropriate under the current circumstances -- where control of the Board and the Company is at stake (and no control premium or other consideration is being paid to shareholders) -- following discussions with shareholders, the Special Committee has decided to adopt a plurality vote standard. The original by-law provision had been in place for more than 15 years and none of the Company's current directors were members of the Board when it was adopted.

The amendment to the by-laws will be effective upon ratification of the Special Committee's action by the Board of Directors, which is expected to occur shortly and in any event prior to this year's Annual Meeting of Shareholders.

                                      # # #

Hercules manufactures and markets chemical specialties globally for making a variety of products for home, office and industrial markets. For more information, visit the Hercules website at www.herc.com.
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Media Contact:      John S. Riley     (302) 594-6025
Investor Contact:   Allen A. Spizzo   (302) 594-6491